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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-91325, 333-37706 and 333-52778) pertaining to the 1998
Executive Incentive Plan, 1999 Employee Stock Purchase Plan, and 1999 Equity Incentive Plan of Vitria Technology, Inc. of our report dated January 19, 2001, with respect to the consolidated financial statements and schedule of Vitria Technology, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2000.

                                    /s/ Ernst & Young LLP

Palo Alto, California
March 23, 2001